Commission File Number 03966



                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549


                              EXHIBITS FILED ON FORM 8-K
                               DATED NOVEMBER 17, 1994


                              NATIONAL DATA CORPORATION
                                 National Data Plaza
                            Atlanta,  Georgia  30329-2010


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                              NATIONAL DATA CORPORATION
                                       FORM 8-K
                                  INDEX TO EXHIBITS



Exhibit
Numbers                   Description                           Page Number


23-A                  Consent of Independent Public Accountant      E-1
                            (Arthur Andersen)

23-B                  Consent of Independent Public Accountant      E-2
                            (KPMG Peat Marwick)

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                       Consent of Independent Public Accountants


    As independent public accountants, we hereby consent to the incorporation of our report dated March 4, 1994 on the financial statements of Mercantile Systems, Inc., included in this Form 8-K/A, into the Company's previously filed Registrations Statement File Nos. 2-81717, 2-86961, 2-92193, 33-25635, 33-43005, 33-44858, 33-58622 and 33-58624.


    /s/ Arthur Andersen LLP
    --------------------------
    Chicago, Illinois
    May 23, 1995




                                 ACCOUNTANTS' CONSENT

   The Boards of Directors
   Yes Check Services, Inc.
     and Select Check, Inc.

   We consent to the incorporation by reference in the registration statements of National Data Corporation's file Nos. 2-81717, 2-86961, 2-92193, 33-25635, 33-43005, 33-44858, 33-58622 and 33-58624, on Form S-8, of our
   report dated March 18, 1994, with respect to the combined balance sheets of Yes Check Services, Inc. and Select Check, Inc. as of December 31, 1993, and the related combined statements of operations and cash flows for the period from February 1, 1993, date of inception, through December 31, 1993, which report appears in the Form 8-K of National Data Corporation dated November 17, 1994.

   Our report dated March 18, 1994, contains an explanatory paragraph that states that the 1993 loss from operations and the net capital deficiency raises substantial doubt about the combined entities' ability to continue as going concerns. The combined financial statements do not include any adjustments that might result from the outcome of this uncertainty.




   /s/ KPMG Peat Marwick LLP
   --------------------
   Chicago, Illinois
   November 14, 1995